UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LINKBANCORP, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1250 CAMP HILL BYPASS, SUITE 202, CAMP HILL, PA 17011

(855) 569-2265 | LINKBANK.COM

April 17, 2025

Dear Shareholder:

The Annual Meeting of Shareholders of LINKBANCORP, Inc. will be held exclusively as a virtual meeting on May 22, 2025, at 9:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. We have also enclosed for your review our Annual Report on Form 10-K which includes our audited financial statements for the year ended December 31, 2024.

The business to be conducted at the Annual Meeting consists of (i) the election of eleven (11) directors, (ii) the ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2025 and (iii) the approval of the LINKBANCORP, Inc. 2025 Equity Incentive Plan. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of LINKBANCORP, Inc. and its shareholders, and the Board of Directors unanimously recommends a vote “FOR” each of the eleven director nominees and “FOR” each other proposal to be considered.

It is important that your shares be represented at the Annual Meeting. Please take a moment now to cast your vote via the Internet or telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its exercise.

The Annual Meeting will be hosted in a virtual format only online via live webcast. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. At the time of the meeting, visit https://web.lumiconnect.com/230437202. Once there, you should enter the control number in the field labeled “control number”. This can be found on your proxy card, voting instruction form or notice that you received previously. Enter the password: linkbancorp2025 (the password is case sensitive) in the field labeled “Password” and click the “login” button on the screen.

On behalf of the Board of Directors, we urge you to vote your proxy as soon as possible which will ensure that your vote is counted. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Joseph C. Michetti, Jr.	Andrew Samuel
Chairman	Chief Executive Officer

LINKBANCORP, Inc.

1250 Camp Hill Bypass, Suite 202

Camp Hill, PA 17011

(855) 569-2265

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 22, 2025

Notice is hereby given that the Annual Meeting of Shareholders of LINKBANCORP, Inc. will be held exclusively as a virtual meeting on May 22, 2025, at 9:00 a.m., local time.

A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is for the purpose of considering and acting upon:

(1)	the election of eleven (11) directors to serve for terms expiring at the 2026 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

(3)	the approval of the LINKBANCORP, Inc. 2025 Equity Incentive Plan; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 4, 2025 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

The Annual Meeting will be hosted in a virtual format only online via live webcast. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. At the time of the meeting, visit https://web.lumiconnect.com/230437202. Once there, you should enter the control number in the field labeled “control number”. This can be found on your proxy card, voting instruction form or notice that you received previously. Enter the password: linkbancorp2025 (the password is case sensitive) in the field labeled “Password” and click the “login” button on the screen.

EACH SHAREHOLDER IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF LINKBANCORP, INC. A WRITTEN REVOCATION OR VOTING BY PROXY BEARING A LATER DATE, BY INTERNET, BY TELEPHONE OR BY MAIL. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING VIA THE INTERNET MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors

Melanie L. Vanderau
Corporate Secretary

Camp Hill, Pennsylvania

April 17, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2025

The Notice, Proxy Statement, Proxy Card and 2024 Annual Report on Form 10-K are available at www.astproxyportal.com/ast/26438.

PROXY STATEMENT

LINKBANCORP, Inc.

1250 Camp Hill Bypass, Suite 202

Camp Hill, PA 17011

(855) 569-2265

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LINKBANCORP, Inc. (“LINK” or the “Company”) to be used at the Annual Meeting of Shareholders, which will be held exclusively as a virtual meeting on May 22, 2025, at 9:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about April 17, 2025.

The Annual Meeting will be held in a virtual meeting format only. Shareholders will be able to listen, vote and submit questions via the internet by visiting https://web.lumiconnect.com/230437202. Please have your control number, which can be found below your account number on your proxy card, notice or voting instruction form, as well as the meeting password, to access the Annual Meeting virtually, vote at the meeting or to submit a question to management at the Annual Meeting. See “Voting Securities and Principal Holders—Attending the Annual Meeting” for more information, including technical support information for the virtual Annual Meeting.

REVOCATION OF PROXIES

Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of LINK will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the eleven director nominees named in this Proxy Statement, “FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and “FOR” the LINKBANCORP, Inc. 2025 Equity Incentive Plan.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of LINK at 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011, delivering a later-dated proxy by internet, by telephone, by mail or by attending the virtual Annual Meeting and voting by ballot. The presence at the virtual Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot at the virtual Annual Meeting or delivers a written revocation to the Corporate Secretary of LINK prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Holders of record of LINK common stock, par value $0.01 per share, as of the close of business on April 4, 2025 are entitled to one vote for each share then held. As of April 4, 2025, there were 37,377,342 shares of common stock issued and outstanding.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 4, 2025, the shares of common stock beneficially owned by the Company’s directors and named executive officers, individually and by all directors, named executive officers and other executive officers as a group, and by each person who was known to the Company as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of the Company’s directors and executive officers is 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011.

Name of Beneficial Owner	Number of Shares Owned		Options and Warrants Exercisable within 60 Days		Total Beneficial Ownership of Common Stock(1)		Percentage of Shares Outstanding(2)
AllianceBernstein L.P. 501 Commerce Street Nashville, Tennessee 37203	1,965,305	(3)	—		1,965,305	(3)	5.26%
Financial Opportunity Fund LLC
Financial Hybrid Opportunity Fund LLC
Financial Hybrid Opportunity SPVI LLC
FJ Capital Management LLC Martin Friedman 7901 Jones Branch Drive, Suite 210 McLean, Virginia 22102	3,539,938	(4)	—		3,539,938	(4)	9.47%
Andrew Samuel	31,558	(5)	955,040	(6)	986,598		2.64%
Brent Smith	74,220	(7)	280,000	(8)	354,220		*
Carl Lundblad	74,341	(9)	90,000	(10)	164,341		*
Mona D. Albertine	38,353		—		38,353		*
John W. Breda	34,437		—		34,437		*
Michael W. Clarke	250,224	(11)	—		250,224		*
Jennifer Delaye	24,714	(12)	5,000	(19)	29,714		*
David Doane	3,125				3,125		*
Anson Flake	104,027	(13)	5,000	(19)	109,027		*
Lloyd B. Harrison, III	211,044	(14)	—		211,044		*
Kenneth R. Lehman	8,725,254		—		8,725,254		23.34%
George Parmer	1,866,703	(15)	5,000	(19)	1,871,703		5.01%
Debra Pierson	52,876	(16)	5,000	(19)	57,876		*
Diane Poillon	9,951	(17)	5,000	(19)	14,951		*
William E. Pommerening	65,058	(18)	5,000	(19)	70,058		*
William L. Jones, III	14,377	(20)	—		14,377		*
David H. Koppenhaver	402,882	(21)	—		402,882		1.08%
Joseph C. Michetti, Jr.	112,481	(22)	—		112,481		*
George P. Snead	29,785		—		29,785		*
Kristen Snyder	58,024	(23)	—		58,024		*
James A. Tamburro	27,405	(24)	—		27,405		*
Steven I. Tressler	271,294	(25)	—		271,294		*
Robert C. Wheatley	19,930		—		19,930		*
All directors, named executive officers and other executive officers as a group (26 persons)	12,574,494	(26)	1,430,744	(27)	14,005,238		37.47%

*	Less than 1%

(1)

A person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared or sole voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Company common stock. No shares of common stock are pledged as collateral by a director or a named executive officer.

(2)

Calculated based on 37,377,342 shares outstanding at April 4, 2025, and adding the number of shares of common stock underlying options and warrants that such shareholder is considered to beneficially own.

(3)

This information is based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2025 reporting sole voting and dispositive power over 1,965,305 shares by AllianceBernstein L.P.

(4)

This information is based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2025 reporting shared voting and dispositive power over 3,008,464 shares by Financial Opportunity Fund LLC, shared voting and dispositive power over 79,381 shares by Financial Opportunity Long/Short Fund LLC, shared voting and dispositive power over 259,851 shares by Financial Hybrid Opportunity Fund LLC, shared voting and dispositive power over 3,539,938 shares by FJ Capital Management LLC and shared voting and dispositive power over 3,539,938 shares by Martin Friedman.

(5)

Includes 610 shares held in a joint account with Mr. Samuel’s spouse, 12,800 shares of unvested restricted stock and 5,666 restricted stock units that will vest within 60 days of April 4, 2025. Also includes 6,060 shares held in Mr. Samuel’s daughter’s IRA account. Mr. Samuel shares the same household as his daughter. Mr. Samuel disclaims beneficial ownership of the shares held by his daughter.

(6)

Includes 907,240 shares which Mr. Samuel is entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 40,000 options exercisable within 60 days of April 4, 2025. Also includes 7,800 options exercisable within 60 days of April 4, 2025 owned by Mr. Samuel’s daughter. Mr. Samuel shares the same household as his daughter.

(7)

Includes 35,000 shares held in Mr. Smith’s IRA account, 27,857 shares held in a joint account with Mr. Smith’s spouse, 6,400 shares of unvested restricted stock and 2,666 restricted stock units that will vest within 60 days of April 4, 2025.

(8)

Includes 240,000 shares which Mr. Smith is entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 40,000 options exercisable within 60 days of April 4, 2025.

(9)

Includes 12,671 shares held in Mr. Lundblad’s IRA account, 47,341 shares held in a joint account with Mr. Lundblad’s spouse, 8,000 shares of unvested restricted stock and 3,333 restricted stock units that will vest within 60 days of April 4, 2025.

(10)

Includes 60,000 shares which Mr. Lundblad is entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 30,000 options exercisable within 60 days of April 4, 2025.

(11)	Includes 187,500 shares held in Mr. Clarke’s IRA account. Includes 666 restricted stock units that will vest within 60 days of April 4, 2025
(12)	Includes 3,600 shares of unvested restricted stock and restricted stock units that will vest within 60 days of April 4, 2025.
(13)	Includes 62,820 shares held in a joint account with Mr. Flake’s spouse, 1,600 shares of unvested restricted stock, and 666 restricted stock units that will vest within 60 days of April 4, 2025.
(14)	Includes 39,511 shares held in Mr. Harrison’s Spouses IRA account and 2,000 restricted stock units that will vest within 60 days of April 4, 2025.
(15)

Includes 40,363 shares held by Mr. Parmer’s spouse, 10,926 shares held in a limited partnership in which Mr. Parmer is the general partner, 563,722 shares held in various related family trusts, 1,061,538 shares held by various companies Mr. Parmer has a related interest in. Mr. Parmer disclaims beneficial ownership of the shares held in family trusts. Also includes 1,600 shares of unvested restricted stock and 666 restricted stock units that will vest within 60 days of April 4, 2025.

(16)

Includes 24,992 shares held in Ms. Pierson’s IRA account, 22,857 shares held individually by her spouse, 1,600 shares of unvested restricted stock, and 666 restricted stock units that will vest within 60 days of April 4, 2025.

(17)	Includes 1,600 shares of unvested restricted stock, and 666 restricted stock units that will vest within 60 days of April 4, 2025.
(18)	Includes 55,000 shares held in Mr. Pommerening’s SEP IRA account, 1,600 shares of unvested restricted stock, and 666 restricted stock units that will vest within 60 days of April 4, 2025.
(19)	All are options exercisable within 60 days of April 4, 2025.
(20)	Includes 3,071 shares held in a joint account with Mr. Jones’ spouse, 3,600 shares of unvested restricted stock and restricted stock units that will vest within 60 days of April 4, 2025.
(21)	Includes 2,323 shares held individually by Mr. Koppenhaver’s spouse, and 3,600 shares of unvested restricted stock and restricted stock units that will vest within 60 days of April 4, 2025.
(22)

Includes 32,358 shares held in a joint account with Mr. Michetti’s spouse, 591 shares held individually by his spouse. Also includes 59,269 shares in Mr. Michetti’s IRA, 1,600 shares of unvested restricted stock, and 666 restricted stock units that will vest within 60 days of April 4, 2025.

(23)	Includes 54,796 shares held in a joint account with Ms. Snyder’s spouse, 1,600 shares of unvested restricted stock, and 666 restricted stock units that will vest within 60 days of April 4, 2025.
(24)

Includes 650 shares held in Mr. Tamburro’s spouse’s IRA account, 723 shares held in trust and custodial accounts for his children, and 2,000 restricted stock units that will vest within 60 days of April 4, 2025.

(25)	Includes 3,600 shares of unvested restricted stock and restricted stock units that will vest within 60 days of April 4, 2025.
(26)	Includes 56,446 shares which other executive officers own, including 12,800 shares of unvested restricted stock, and 6,666 restricted stock units that will vest within 60 days of April 4, 2025.
(27)	Includes 38,704 shares which other executive officers are entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 37,000 options.

Warrants

In recognition of the financial risk and efforts undertook in organizing LINK, certain founding investors were granted warrants to purchase four shares of common stock at a purchase price of $10 per share for every one share the individual purchased during LINK’s initial offering in 2018-2019. In the aggregate, warrants to purchase 1,537,484 shares of common stock were granted to these individuals, which are exercisable for ten years from the date of grant.

Quorum and Vote Required

The presence in person or by proxy of at least majority of the total number of shares of LINK common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Directors are elected by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” The ratification of the appointment of S.R. Snodgrass, P.C. as independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” The approval of the 2025 Equity Incentive Plan is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Attending the Annual Meeting

If you are a record holder or beneficial holder of our common stock, you will be able to attend the Annual Meeting online, ask questions and vote during the meeting. At the time of the meeting, visit https://web.lumiconnect.com/230437202. Once there, you should enter the control number in the field labeled “control number”. This can be found on your proxy card, voting instruction form or notice that you received previously. Enter the password: linkbancorp2025 (the password is case sensitive) in the field labeled “Password” and click the “login” button on the screen.

LINK encourages its shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. Shareholders should verify their internet connection prior to the Annual Meeting. If you have difficulty accessing the virtual Annual Meeting during check-in or during the meeting, please contact technical support as indicated on the Annual Meeting sign-in page. Shareholders will have substantially the same opportunities to participate in the virtual Annual Meeting as they would have at a physical, in-person meeting. Shareholders as of the record date will be able to attend, vote and submit questions during a portion of the meeting via the online platform.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of twenty-one members. The Company’s Bylaws provide that directors are each elected annually. At its meeting on February 27, 2025, the Board of Directors of the Company unanimously resolved to reduce the size of the Board to eleven members, effective at the Company’s 2025 annual meeting of shareholders. Accordingly, the Company’s Nominating and Corporate Governance Committee nominated the following eleven directors to stand for reelection by the Company’s shareholders, to serve as directors for one-year terms and until their respective successors shall have been elected and shall qualify: Anson Flake, Joseph C. Michetti, Jr., George Parmer, Debra Pierson, Diane Poillon, William E. Pommerening, Andrew Samuel, Kristen Snyder, Michael W. Clarke, Kenneth R. Lehman and Robert C. Wheatley. All nominees are currently directors of LINK and, except for William Pommerening, LINKBANK (“LINKBANK” or the “Bank”). They are designated in the disclosures below as “Directors and Nominees.”

The Board of Directors recommends a vote “FOR” the election of the nominees.

The table below sets forth certain information regarding the directors, nominees and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is against or abstain as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With LINK	Age(1)	Director Since	Term Expires
	DIRECTORS AND NOMINEES
Andrew Samuel	Chief Executive Officer, Director and Nominee	63	2018	2025
Michael W. Clarke	Director and Nominee	64	2023	2025
Anson Flake	Director and Nominee	59	2019	2025
Kenneth R. Lehman	Director and Nominee	66	2023	2025
George Parmer	Director and Nominee	85	2018	2025
Debra Pierson	Director and Nominee	57	2018	2025
Diane Poillon	Director and Nominee	55	2019	2025
William E. Pommerening	Director and Nominee	66	2018	2025
Joseph C. Michetti, Jr.	Chairman of the Board and Nominee	70	2021	2025
Kristen Snyder	Director and Nominee	40	2021	2025
Robert C. Wheatley	Director and Nominee	69	2023	2025
Mona D. Albertine	Director	76	2023	2025
John W. Breda	Director	64	2023	2025
Jennifer Delaye	Director	59	2018	2025
David Doane	Director	70	2023	2025
Lloyd B. Harrison, III	Director	68	2023	2025
William L. Jones, III	Director	70	2021	2025
David H. Koppenhaver	Director	76	2021	2025
George P. Snead	Director	56	2023	2025
James A. Tamburro	Director	59	2023	2025
Steven I. Tressler	Director	70	2021	2025

Name	Position(s) Held With LINK	Age(1)	Director Since	Term Expires

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Carl Lundblad	President	54	N/A	N/A
Brent Smith	Executive Vice President, President of LINKBANK	42	N/A	N/A
Tiffanie Horton	Chief Credit Officer	44	N/A	N/A
Kristofer Paul	Chief Financial Officer	44	N/A	N/A
Deirdre Bonora	Chief Operations and Technology Officer	52	N/A	N/A
Catherine Eisel	Chief Risk Officer	32	N/A	N/A

(1)	As of April 4, 2025.

Biographies

The biographies of each of Director Nominee, Director and executive officer are set forth below. With respect to the nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. LINK believes that each of these individuals have reputations for integrity, honesty, and adherence to high ethical standards. Each has demonstrated business insight and an ability to exercise sound judgement as well as a commitment to service. Mr. Parmer is a director of Amesite Inc. (NASDAQ: AMST). Otherwise, none of the LINK directors are directors of any other publicly-traded company. Each director of LINK, except for William Pommerening, is also a director of LINKBANK, and if elected, each nominee will be appointed as a director of LINKBANK except for William Pommerening.

Director and Nominees

Andrew Samuel, Chief Executive Officer: Mr. Samuel has served as LINK’s and LINKBANK’s Chief Executive Officer and Director since their inception in 2018. Prior to the merger with GNB Financial Services, Inc. (“GNB”), Mr. Samuel served as Chairman of LINK. Prior to his service with LINK, Mr. Samuel served as President and Chief Executive Officer of Sunshine Bancorp, Inc. (NASDAQ: SBPC) and Sunshine Bank since October 2014 through its acquisition in January 2018. He served as a Director and President of Susquehanna Bancshares, Inc. (NASDAQ: SUSQ) and President and Chief Executive Officer and Chairman of the board of Susquehanna Bank, from February 2012 to October 2014. Prior to joining Susquehanna and, beginning in 2005, Mr. Samuel served as Chairman, Chief Executive Officer and President of Tower Bancorp, Inc. (NASDAQ: TOBC) and Graystone Bank, a de novo bank he co-founded in 2005 that grew to approximately $2.7 billion in assets at the time of the sale to Susquehanna Bancshares, Inc. Mr. Samuel has served in various executive and other positions at other financial institutions dating back to 1984, including Waypoint Financial Corp., Sovereign Bank, Fulton Bank, and Commonwealth National Banks/Mellon. Mr. Samuel’s leadership experience and vast knowledge of the banking industry led to his nomination to the board.

Michael W. Clarke, Director: Mr. Clarke has been a director of LINK since the consummation of the mergers with Partners Bancorp (“Partners”), and its wholly owned subsidiaries, The Bank of Delmarva and Virginia Partners Bank on November 30, 2023, and prior to that served as a director of Partners and Virgina Partners Bank since February 2021 and January 2021, respectively. Mr. Clarke brings over 39 years of experience in all aspects of commercial banking, corporate finance and capital management formation. Mr. Clarke is a senior portfolio advisor at FJ Capital Management assisting in the evaluation and management of investments in the U.S. financial services industry. Mr. Clarke represents FJ Capital and his own interests in service as a director of the Georgia Banking Company based in Atlanta, Georgia since February 2021. Mr. Clarke also serves as a manager of the Graystone Investment Fund, an entity focused on the development and operation of multi-family real estate located in proximity to “Power 5 Conference” Universities in the South

East. Mr. Clarke served as a director of Atlantic Union Bankshares Corporation (Risk Management Committee) and Access National Corporation, including their banking subsidiaries, each of which was registered under Section 12 of the Exchange Act. Previously, Mr. Clarke served as President, Chief Executive Officer and a director of Access National Corporation from its formation in 2002 until being acquired by Atlantic Union Bankshares Corporation in February 2019. Prior to being the principal organizer of Access National Bank, Mr. Clarke had a long career in banking. Mr. Clarke graduated from Virginia Tech with a B.S. degree in finance and marketing. Mr. Clarke is actively involved in the community, including: Virginia Tech Foundation (Audit Chair); Virginia Bankers Association; Business Finance Group (an SBA Certified Development Company); and the Greater Reston Chamber of Commerce. Mr. Clarke’s qualifications to serve on the Company’s board include his extensive executive and directorial experience in community banks, his administrative and leadership qualities, and his knowledge of and contacts in the communities in which the Company operates, particularly the Greater Washington and Northern Virginia markets.

George Parmer, Director: Mr. Parmer is the Founder, President and Chief Executive Officer of Fine Line Homes, a family-owned company that started building homes in 1972. Mr. Parmer is also the President and Chief Executive Officer of Residential Warranty Company, a leading provider of insured new home warranties to the building industry. He previously served as an independent director of Sunshine Bank and Sunshine Bancorp, Inc. (NASDAQ: SBPC) from 2014 until its sale in 2018. In addition to his business ventures, Mr. Parmer was a licensed public accountant, a member of the National Association of Accountants and is a member of the National Association of Home Builders. Mr. Parmer is a director of Amesite Inc (NASDAQ: AMST), a software company, partnering with educational institutions and businesses to improve learning with AI-driven technology. Mr. Parmer provides the board of directors with an in-depth knowledge of real estate and finance which led to his nomination to the board.

William Pommerening, Director: Mr. Pommerening is the chief executive officer and managing director of RP Financial, LC. He has provided consulting, valuation, merger and acquisition advisory and planning services to the financial services industry since 1983. He has previously served as a director of Sunshine Bancorp, Inc. (NASDAQ: SBPC) and Sunshine Bank from 2014 until 2018 and of Tower Bancorp, Inc. (NASDAQ: TOBC) from 2009 until its acquisition by Susquehanna Bancshares, Inc. in 2012. Mr. Pommerening’s vast experience with the financial services industry led to his nomination to the board.

Debra Pierson, Director: Ms. Pierson is the President and Chief Executive Officer of Pierson Computing Connection, which she founded in 1993, specializing in providing technology solutions to state, local and education customers throughout the East Coast. She is a certified Project Management Professional (PMP). Ms. Pierson serves on the national board of directors of the Alzheimer’s Association. Ms. Pierson’s expertise in technology and business led to her nomination to the board.

Anson Flake, Director: Mr. Flake is the founder and CEO of TEAM Aurelius, a venture focused on health and human performance. He previously co-founded a sports medicine and healthcare manufacturing company, HydroWorx International, Inc. in 1993, serving as Chief Executive Officer from 1997 through 2016, when HydroWorx was acquired by a private equity firm. Mr. Flake received his Juris Doctor (J.D.) from Washburn University School of Law. He teaches entrepreneurship at Trinity High School (Camp Hill, Pa.) and is a founding board member of Harrisburg University’s Center of Innovation and Entrepreneurship. Mr. Flake’s entrepreneurial expertise, legal background and commitment to the local communities led to his selection to the board.

Diane Poillon, Director: Ms. Poillon is President and Chief Executive Officer of Willow Valley Associates. She has 30 years of experience in the hospitality and real estate business at Willow Valley in roles including Chief Operating Officer, Executive Vice President of Focus Service Hotels, Director of Learning and Development, Director of Safety and Manager of Family Restaurant. Ms. Poillon is an active community leader in Central Pennsylvania, including positions on the boards of the Lancaster General Health Foundation, Lancaster Chamber of Commerce & Industry and Water Street Mission. Ms. Poillon’s real estate and business expertise and community leadership led to her nomination as a director.

Kenneth R. Lehman, Director: Mr. Lehman has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners and The Bank of Delmarva since 2014 and served as a director of Virginia Partners Bank since 2016. He is a private investor and former banking and securities attorney. Since 2016, Mr. Lehman has served as a director of several banks and bank holding companies, including three companies registered under Section 12 of the Exchange Act: Four Oaks Fincorp where he served as a director from 2014 through November 2017, First Capital Bancorp, Inc., where he served as a director from 2012 through January 2016, and Village Bank and Trust Financial Corp., where he served as a director from June 2016 to May 2018. In addition to his service as a director of the Company and LINKBANK, Mr. Lehman currently serves as a director of Marine Bancorp of Florida and its wholly-owned subsidiary Marine Bank and Trust Company, Vero Beach, Florida, BankFLORIDA Bancorp and BankFLORIDA, Dade City, Florida, and Locality Bank, Ft. Lauderdale, Florida. Mr. Lehman’s extensive experience as a director of financial institutions and as an advisor to financial institutions led to his selection to the board.

Joseph C. Michetti, Jr., Director: Mr. Michetti has been the Chairman of the Board of Directors of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2007 and served as Chairman of the GNB Board of Directors. He has been a licensed attorney since 1979 and is currently a partner in the law firm of Diehl, Dluge, Michetti & Michetti. Mr. Michetti’s legal and business experience led to his selection to the board.

Kristen Snyder, Director: Ms. Snyder has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2018. Ms. Snyder is a principal of Koppy’s Propane, Inc., overseeing Operations, Finance, Safety and Human Resources. Prior to that, she served as Senior Analyst for JPMorgan Chase & Co. from 2007 to 2010. Ms. Snyder is the daughter of Director David H. Koppenhaver. Ms. Snyder’s business and finance experience led to her selection to the board.

Robert C. Wheatley, Director: Mr. Wheatley has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners and The Bank of Delmarva since 1998. Mr. Wheatley has been the managing member and owner of The Whayland Group LLC, a real estate project management and consulting firm since 2009, and was President and owner of The Whayland Company, Inc., a commercial construction company from 1993 to 2013. He serves on the Sussex County Planning and Zoning Commission, the Delaware Association of Professional Engineers, the Laurel Development Corp., Delaware Economic and Environmental Development Commission and other public and private economic development initiatives. A graduate of Salisbury University, he is also an associate real estate broker with Keller Williams Realty, Inc. since 2016. Mr. Wheatley’s service on the Board is supported by his extensive knowledge of commercial real estate and real estate development matters in Delmarva, along with his knowledge of and contacts in the Delmarva communities.

Directors Not Standing For Reelection

Mona D. Albertine, Director: Ms. Albertine has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners since November 2019 and as a director of Virginia Partners Bank since it was established in 2007. Ms. Albertine is co-founder, President and owner of Jabberwocky Books, a retail establishment which has been part of the Fredericksburg, Virginia business community since 1985. She is also a managing partner of Albertine Properties, which owns and manages commercial real estate in downtown Fredericksburg. She served eight years on the Board of Visitors of the University of Mary Washington, two years as Vice Rector and two years as Rector. Ms. Albertine served on the board of Virginia Heartland Bank prior to its merger with Second National Bank of Culpeper. For more than 34 years she has served on numerous charitable boards in the Fredericksburg area, most recently, the Community Foundation of the Rappahannock River Region and The Women and Girls Fund, where she served as President, and as a director of the Fredericksburg Regional Chamber of Commerce. She currently serves as a Member Emeritus on the board of the University of Mary Washington Foundation. Ms. Albertine received a B.A. in International Relations from the University of Mary Washington in 1971.

John W. Breda, Director: Mr. Breda has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners since 2018. Mr. Breda served as President and Chief Executive Officer of Partners from December 2022 until completion of the merger and from July 2017 through November 2019. During the period from November 2019 through December 2022, he served as President and Chief Operating Officer of Partners. He was President and Chief Executive Officer of The Bank of Delmarva from July 2017 until the completion of the merger. He joined Partners and The Bank of Delmarva as Executive Vice President and Chief Credit Officer in August 2012. Prior to joining Partners, he served as Vice President of the Commercial Banking Team Leader/Group Manager, at M&T Bank from May 2011, and of Wilmington Trust Company from 1995 until that company was acquired by M&T Bank. Mr. Breda has over 35 years of banking experience. Mr. Breda graduated from Widener University with a B.S. in Business Administration. He is also a graduate of the Stonier Graduate School of Banking. Over the years he has been a member of the Wicomico Rotary Club, Greater Salisbury Committee, Salisbury-Wicomico Economic Development, Ocean City Development Corporation and Habitat for Humanity of Wicomico County.

David C. Doane, Director: Mr. Doane has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners beginning in 2023 and The Bank of Delmarva since 2017. Mr. Doane brings over 40 years of experience in audit, financial reporting and tax, as well as significant knowledge of community banking. Since 1986, Mr. Doane has been a certified public accountant at Jefferson, Urian, Doane & Sterner, P.A. From 1995 to 2003, Mr. Doane served on the board of directors of the Baltimore Trust Company. From 2003 to 2007, Mr. Doane served on the board of directors of the Mercantile Peninsula Bank. Mr. Doane also served on the Sussex County Advisory Board for WSFS Financial Corporation from 2007 to 2010.

Jennifer Delaye, Director: Ms. Delaye is the Founder and Chief Executive Officer of The JDK Group, a full-service event production firm that began operations in 1987. Ms. Delaye is also the Chief Operating Officer of Integrated Agriculture Systems (INTAG) where she has spearheaded the use of new-age agriculture systems in the event planning industry. Ms. Delaye is a member of the Leading Caterers of America organization and has started a number of restaurant businesses. In 2014 she was named Entrepreneur of the Year by the Harrisburg Chamber and has previously been named one of Pennsylvania’s “50 Best Women in Business.”

Lloyd B. Harrison, III, Director: Mr. Harrison has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners since November 2019 and as a director of Virginia Partners Bank since it was established in 2007. Mr. Harrison served as Chief Executive Officer of Partners from November 2019 until December 2022. From December 2022 until the completion of the merger, he served as Senior Executive Vice President of Partners. Mr. Harrison served as President, Treasurer, Secretary and Chief Operating Officer of Virginia Partners Bank from its inception in 2007 to July 2014, at which time he became President and Chief Executive Officer of Virginia Partners Bank. In December 2020, Mr. Harrison ceased serving as President of Virginia Partners Bank but continued to serve as Chief Executive Officer of Virginia Partners Bank until the completion of the merger. Prior to his service with Virginia Partners Bank, Mr. Harrison served as President and Chief Executive Officer of Mercantile Southern Maryland Bank and its predecessor, Calvert Bank and Trust, from 2001 to 2007. He has over 38 years of banking experience. Over the years, he has served on the boards of many civic and charitable organizations.

William L. Jones, III, Director: Mr. Jones has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2017. A certified public accountant since 1980, Mr. Jones is the President and owner of Jones & Co., Certified Public Accountants.

David H. Koppenhaver, Director: Mr. Koppenhaver has been a director of LINK since the consummation of the merger with GNB in September 2021. He was previously a director of GNB and Gratz Bank. He is currently the President of Koppy’s Propane, Inc. which is a retailer of propane gas and related supplies. Mr. Koppenhaver is the father of Director Kristen Snyder.

George P. Snead, Director: Mr. Snead has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners since November 2019 and as a director of Virginia Partners since it was established in 2007. Mr. Snead is a partner in Parrish Snead Franklin Simpson, PLC, a general practice law firm located in Fredericksburg, Virginia. Mr. Snead’s practice centers on estate planning and commercial transactions, specifically including commercial real estate purchases/sales, commercial leases, business organizations, and lending transactions. Mr. Snead graduated from Davidson College with a B.A. in Economics, and he received his law degree from the College of William and Mary. He has served as a member of the Board of Directors of Germanna Community College Educational Foundation, the Central Virginia Housing Coalition, the Massad Branch of the YMCA, the Fredericksburg Regional Chamber of Commerce, the Board of Directors of the Central Rappahannock Heritage Center and the Board of Trustees of the Community Foundation of the Rappahannock River Region.

James A. Tamburro, Director: Mr. Tamburro has been a director of LINK since the consummation of the merger with Partners in November 2023 and prior to that served as a director of Partners and The Bank of Delmarva since 2018. He previously served as a director of Liberty Bell Bank, a bank that was previously acquired by Partners. He has been an attorney in private practice with Tamburro Law Office, in Marlton, New Jersey, since 1999, and since 2014 he has been co-owner and manager of Global Contact Publishing Co.; and since 2016 a commercial/residential real estate broker with Berkshire Hathaway Real Estate, Marlton, New Jersey. Since 2012 he has served as an Ambassador of Georgetown University’s Alumni Admissions Program. Mr. Tamburro is a graduate of Georgetown University, where he earned a B.A., and Widener University School of Law, where he earned his J.D.

Steven I. Tressler, Director: Mr. Tressler has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2011. He is the former Chief Executive Officer of The Herndon National Bank, having served as such from 1990 until his retirement following the acquisition of The Herndon National Bank by GNB in 2011.

Executive Officers Who Are Not Directors

Carl Lundblad, President: Mr. Lundblad has served as LINK’s President since 2019. He was also the Chief Risk Officer from 2019 until May 2024. Mr. Lundblad has more than 25 years of strategic, legal and operational leadership experience in the financial services industry, including as Executive Vice President and Chief Legal and Administrative Officer of Susquehanna Bancshares, Inc. (NASDAQ: SUSQ) from 2012 to 2015, up to and including the successful acquisition of Susquehanna by BB&T Corporation (now Truist Financial Corporation). Prior thereto, he served as Executive Vice President and General Counsel of Graystone Bank and Tower Bancorp, Inc. (NASDAQ: TOBC) from 2007 to 2012. Previously, he was a partner and manager of the Banking & Securities practice at the law firm of Rhoads & Sinon LLP. From 2016 to 2019, Mr. Lundblad served as Chief Executive Officer of Ten Thousand Villages, a nonprofit fair-trade retail and wholesale organization.

Brent Smith, Executive Vice President and President of LINKBANK: Mr. Smith served as the President and a Director of LINKBANK as well as Executive Vice President of LINK since their inception in 2018. Prior thereto, Mr. Smith most recently served as Sunshine Bank’s Senior Vice President, Corporate Development since 2014. Prior to joining Sunshine Bank, he was vice president and director of brokerage services at Susquehanna Bank from 2012 to 2014. He joined Susquehanna after the acquisition of Tower Bancorp, Inc. where he had served as Vice President and Director of Investor Relations from 2009 to 2012.

Kristofer Paul, Chief Financial Officer: Mr. Paul has served as LINK’s Chief Financial Officer since February 2021. Prior thereto, Mr. Paul most recently served as Vice President and Controller of Hersha Hospitality Trust (NYSE: HT) since 2016, where he oversaw the financial reporting and accounting functions. He has significant experience in the financial services industry having served as Senior Vice President and Controller of Orrstown Bank from 2012 to 2016 and as Chief Accounting Officer of Tower Bancorp, Inc. (NASDAQ: TOBC) from 2008 to 2012, joining from KPMG LLP where he supported public and private companies in multiple industries from 2002 to 2008.

Tiffanie Horton, Chief Credit Officer: Ms. Horton has served as LINK’s Chief Credit Officer since its inception in 2018. Prior thereto, Ms. Horton served as Vice President, Credit Administration at Sunshine Bank since 2015. From 2009 to 2015, Ms. Horton was Vice President, Regional Credit Officer II at Graystone Bank and its successor, Susquehanna Bank. Ms. Horton also worked at Sovereign Bank as a Commercial Portfolio Manager II between 2007 and 2009 and as a Financial Analyst at Waypoint Bank (acquired by Sovereign) between 2003 and 2005.

Deidre Bonora, Chief Operations and Technology Officer: Ms. Bonora joined LINKBANK as Chief Technology Officer in December 2022 before transitioning into the role of Chief Operations and Technology Officer in May 2023. With technology and software engineering experience within banking and other industries, she brings a wealth of knowledge to the Company. Prior to her role at LINKBANK, she worked as Chief Information Officer at Orrstown Bank from 2018 to 2022. She earned a Bachelor of Science in Business Administration degree in Business Information Systems from Shippensburg University. Ms. Bonora currently serves on the Harrisburg University IT Board of Advisors and actively supports Women in STEM and girls in STEM programs.

Catherine Eisel, Chief Risk Officer: Ms. Eisel joined LINK in February 2024 and has served as Chief Risk Officer of LINK since May 2024. She brings risk management expertise and training and development background to the Company. Previously, Ms. Eisel held various roles at the Federal Deposit Insurance Corporation (FDIC), including financial institution examiner, senior bank examination training specialist, and supervisory training administrator. She earned a Bachelor of Arts in Economics and Business from Cornell College (Mount Vernon, IA). Ms. Eisel is a commissioned risk management examiner.

Board Independence

Based on information provided by each director concerning his or her background, employment and affiliations, LINK believes that all of the directors other than Messrs. Samuel, Breda and Harrison are “independent” directors as defined in the Nasdaq Listing Rules. Mr. Samuel, who serves as LINK’s Chief Executive Officer, is an executive officer and therefore is not considered to be independent. Mr. Breda is an officer of LINKBANK and therefore is not considered to be independent. Mr. Harrison is not considered to be independent based on the compensation he has received from LINKBANK. In evaluating the independence of the Company’s independent directors, the Board considered, in addition to the transactions reported under “Transactions with Certain Related Persons” below, the Bank’s purchase of catering services from a company in which Ms. Delaye has a controlling interest; and propane supplies purchased from a company in which Mr. Koppenhaver and Ms. Snyder have a controlling interest.

Board Leadership Structure and Risk Oversight

The Board of Directors is chaired by Joseph C. Michetti, Jr, who is an independent director. Andrew Samuel is Chief Executive Officer. LINK believes that its leadership structure, in which the roles of Chairman and CEO are separate, together with experienced and engaged independent directors and independent key committees, will be effective and is the optimal structure for the Company and its shareholders at this time.

The Board of Directors is actively involved in oversight of risks that could affect the Company. The Board-level Enterprise Risk Management Committee, chaired by Mr. Pommerening, oversees risk reporting to the Board of Directors and plays an important role in the Company’s risk management program. The risk management program is overseen by the Chief Risk Officer, who is responsible for effectuating effective risk management oversight, identification, measurement, monitoring and reporting across the organization. The Chief Risk Officer chairs the management-level Enterprise Risk Committee, which provides integrated oversight of the many risks affecting the organization, including strategic, reputational, financial, credit, market and interest rate, liquidity, operational, compliance, technology and other external risks. The Board-level Enterprise Risk

Management Committee receives quarterly reports on all risk categories, including current and emerging risks, as well as the performance of risk management activities throughout the organization. The committee also monitors the activities of management-level committees engaged with various risks, including the Bank’s Asset Liability Committee, Information Security Committee, and Compliance Committee. In turn, the committee provides quarterly reports to the full board of directors.

The Board has adopted Corporate Governance guidelines, which are posted on its Investor Relations website at https://ir.linkbancorp.com under “Governance Documents.

References to the Company’s Website Address

References to the Company’s website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of the website by reference into this proxy statement or the accompanying materials.

Insider Trading Policy

The Company has adopted a Policy on Inside Information & Insider Trading governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees as well as by the Company itself that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NASDAQ exchange listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Anti-Hedging Policy

The Company’s Policy on Inside Information & Insider Trading includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Company has posted this Code of Ethics on its Investor Relations website at https://ir.linkbancorp.com under “Governance Documents.” Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Attendance at Annual Meetings of Shareholders

The Company’s Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of the Company’s shareholders. Excused absences may be granted by the Chairman of the Board for extenuating circumstances. Other than two directors who were excused, the remaining 19 directors attended the Annual Meeting of Shareholders on May 23, 2024.

Communications with the Board of Directors

Any shareholder who wishes to communicate with the Board of Directors or an individual director may do so by writing to: LINKBANCORP, Inc., 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011, Attention:

Corporate Secretary. The letter should indicate that the sender is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of LINK is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The primary committees of the Board of Directors of LINK are the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors held thirteen (13) meetings during the year ended December 31, 2024. Other than Director Pierson, no member of the Board of Directors of LINK or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Jones (Chairman), Doane, Flake, Snyder and Wheatley, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing rules. The Audit Committee also serves as the audit committee of the board of directors of LINKBANK. The Board of Directors has determined that Director Jones (Chairman) qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, each Audit Committee member has the ability to analyze and evaluate the Company’s financial statements as well as an understanding of the Audit Committee’s functions. The Audit Committee reviews the financial records and affairs of LINK and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of LINK met eight (8) times during the year ended December 31, 2024.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Koppenhaver (Chairman), Parmer, Pierson and Snead, each of whom is independent in accordance with Nasdaq listing rules. The Nominating and Corporate Governance Committee also serves as the nominating committee of the board of directors of LINKBANK. The Nominating and Corporate Governance Committee of LINK met two (2) times during the year ended December 31, 2024. The purpose of the committee is to assist the Board in identifying individuals to become directors, determine the size and composition of the Board and its committees, monitor Board effectiveness and implement corporate governance guidelines.

The Committee identifies nominees for the Board by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. If a candidate is deemed eligible for election to the Board of Directors, the Board of Directors will then evaluate the following criteria in selecting nominees:

(1)	contributions to the range of talent, skill and expertise of the Board of Directors;

(2)

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements, and legal or real estate experience;

(3)	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

(4)	personal and professional integrity, honesty and reputation;

(5)	the ability to represent the best interests of the Company’s shareholders and the best interests of the Company;

(6)	the amount of gender and ethnic diversity on the Board; and

(7)	independence, as that term is defined under applicable Securities and Exchange Commission and NASDAQ listing criteria.

The Company’s goal is to have a Board of Directors whose members have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of LINK.

The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by shareholders. Shareholders can suggest qualified candidates for director by writing to the Corporate Secretary at 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011. Shareholders wishing to suggest a candidate for director should write to the Company’s Secretary and must include:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the shareholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such shareholder and such beneficial owner;

•

A description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	A representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the shareholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors; and

•	Such other information regarding the candidate or the shareholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a shareholder must be received by the Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders; provided, that if (i) less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a shareholder’s submission of a candidate will be timely if delivered or mailed to and received by the Company’s Secretary no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by the Company) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers. There is a difference between the recommendations of nominees by shareholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a shareholder. Any such nominations must comply with applicable law and provisions of the Bylaws of the Company. See “Shareholder Proposals and Nominations.”

Compensation Committee. The Compensation Committee is comprised of Directors Parmer (Chairman), Pierson, Tressler, Lehman and Albertine, each of whom is independent in accordance with Nasdaq listing rules. No member of the Compensation Committee is a current or former officer or employee of LINK or LINKBANK. The Compensation Committee also serves as the compensation committee of the board of directors of LINKBANK. The Compensation Committee of LINK met seven (7) times during the year ended December 31, 2024.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his or her compensation. The Compensation Committee also administers stock-based incentive and compensation plans.

The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions. In 2024, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) to advise the Compensation Committee in evaluating director compensation as well as the structure and size of a new equity-based compensation plan. The Compensation Committee assessed the independence of Meridian pursuant to SEC and Nasdaq requirements and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

The Compensation Committee retains responsibility for all compensation determinations as to executive officers. The Compensation Committee may utilize information and benchmarks from an independent compensation consulting firm, and from other sources, to determine how executive compensation levels compare to those companies within the industry. The Compensation Committee may review published data for companies of similar size, location, financial characteristics and stage of development among other factors.

In designing the compensation program for LINK, the Committee takes into consideration methods to avoid encouraging the taking of excessive risk by executive management or by any other employees. The Committee assessed risks posed by the incentive compensation paid to executive management and other employees and determined that LINK’s compensation policies, practices and programs do not pose risks that are reasonably likely to have a material adverse effect on LINK.

Other Committees. The Company Board also has a standing Enterprise Risk Management Committee, and the Bank Board has a standing Directors Loan Committee.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2024;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee

William L. Jones, III (Chairman)

David Doane

Anson Flake

Kristen Snyder

Robert Wheatley

Executive Officer Compensation

The Company’s executive compensation program is comprised of the following:

•	Competitive base salaries, targeted at the market median, but with flexibility to recognize each executive’s individual role, responsibilities, experience and performance.

•	Short term cash incentives which focus our executives on critical annual goals and objectives aligned with our strategic plan.

•	Long-term equity incentives that align our executives’ interests with our shareholders, reward stock price appreciation and provide a means for retaining top performers.

•	Competitive benefits that are designed to allow us to attract and retain key executives.

Summary Compensation Table. The following table sets forth information concerning the compensation of Andrew Samuel, the principal executive officer, and the other two most highly compensated executive officers during the fiscal year ended December 31, 2024. Each individual listed in the table below is referred to as a named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Andrew Samuel	2024	750,000	—	105,280	375,000	20,766	1,251,046
Chief Executive Officer	2023	634,616	550,000	112,000	525,000	19,963	1,841,579
Carl Lundblad	2024	400,000	—	65,800	160,000	54,544	680,344
President	2023	312,308	225,000	70,000	240,000	23,861	871,169
Brent Smith	2024	350,000	—	52,640	140,000	51,859	594,499
Executive Vice President, President of LINKBANK	2023	280,769	175,000	56,000	210,000	25,331	747,100

(1)

In accordance with FASB ASC Topic 718, the reported amount is the grant date fair value. The assumptions used in the calculation of the amount shown is included in footnote 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

(2)	The amounts in this column include the following elements of compensation for 2024:

Name	Year	401(k) Match ($)	Deferred Compensation Plan ($)	Life Insurance ($)	Country Club Dues ($)	Vehicle Related ($)(a)	Total ($)
Andrew Samuel	2024	12,500	—	1,431	4,994	1,841	20,766
Carl Lundblad	2024	12,023	40,000	778	—	1,743	54,544
Brent Smith	2024	10,244	35,000	336	4,994	1,285	51,859

(a)	These amounts are for use of a company vehicle.

Short-Term Cash Incentive Plan. On January 25, 2024, the Company established the annual performance goals under the LINKBANCORP, Inc. Executive Incentive Plan (the “Incentive Plan”) for the 2024 plan year. Messrs. Samuel, Lundblad and Smith were participants in the Incentive Plan in 2024. The Incentive Plan is based on overall performance against pre-defined performance goals. These goals and the weight applied to each goal are determined by the Compensation Committee at the beginning of each year and may change from year to year. The performance goals may be based on measures such as return on assets, return on equity, earnings per share or net income, credit quality metrics, and additional strategic objectives appropriate for the plan year. Each goal has quantifiable objectives consisting of threshold, target, and maximum levels of achievement. The award opportunities are calculated as a percentage of the participant’s base salary.

The goals are established by the Compensation Committee, with input from the Chief Executive Officer. The Incentive Plan provides that if a performance goal is satisfied as a result of inappropriate risk, that performance factor will be deemed to not have been met for purposes of quantifying payments under the Incentive Plan. The Company’s Board of Directors also has the discretion to reduce incentive payments, on an individual or group basis, by as much as 100% if it is determined that excessive risk has been taken.

For the 2024 plan year, the Compensation Committee established goals for determining annual incentive awards payable to the eligible named executive officers for the following: Net Income, Credit Quality (Non-Performing Assets/Total Assets), Deposit Growth, Strategic Projects and Succession Planning. The Net Income, Credit Quality and Deposit Growth factors are evaluated against quantifiable threshold, target and maximum levels of achievement. The Strategic Projects and Succession Planning factors are determined by the Board of Directors on recommendation by the Compensation Committee based on management’s achievement of the initiatives and goals outlined for each factor. The payout level range (as a percentage of base salary) was 50% to 100% for the Chief Executive Officer and 40% to 80% for the Company President and the Bank President.

In evaluating the level of achievement for the established objectives for 2024, the Compensation Committee and the Board of Directors noted the following:

•	The Company recognized net income for 2024 of $26.2 million, representing a Return on Assets (ROA) of 0.94%.

•	The Company’s non-performing assets represented 0.60% of total assets at December 31, 2024.

•	During 2024, total deposits increased $161.8 million, or 7.36%.

•

The Company fully and successfully integrated the operations and personnel of The Bank of Delmarva and Virginia Partners Bank following the November 2023 completion of the merger with Partners Bancorp. Additionally, during 2024, the Company successfully executed branch consolidation and divestiture initiatives and developed, implemented and launched a new suite of retail account offerings for consumers.

•	A comprehensive update of succession plans for all senior leadership of the Company was successfully completed and presented to the Compensation Committee.

Based on the level of achievement of the goals established by the Compensation Committee, for the 2024 plan year, the Chief Executive Officer earned a payout of 50% and the President and Bank President each earned a payout of 40%. In accordance with terms of the Incentive Plan, the Compensation Committee authorized the payments to the named executive officers as set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Employment Agreements

Andrew Samuel, Carl Lundblad and Brent Smith. On October 28, 2021, the Company and LINKBANK (collectively, the “Employer”) entered into employment agreements with Andrew S. Samuel, Carl Lundblad and Brent Smith (collectively, the “Employment Agreements” or individually, the “Employment Agreement”).

For each executive, the term of the Employment Agreement is three years (two years for Messrs. Lundblad and Smith) which extends for an additional year on October 28 of each year so that the remaining term will again become three years (two years for Messrs. Lundblad and Smith) unless the Employer or the executive gives written notice to the contrary not less than ninety (90) days prior to a renewal date. In the event written notice of non-renewal is provided, the executive would have no right to receive compensation or other benefits under the Employment Agreement other than payment of the executive’s accrued benefits (as defined in the Employment Agreement), as of the date of the expiration of the Employment Agreement or until the executive voluntarily terminates employment, whichever occurs earlier. As of December 31, 2024, the current annual base salaries under the Employment Agreements with Messrs. Samuel, Lundblad and Smith are $750,000, $400,000, and $350,000, respectively. In addition to base salary, the Employment Agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive officers.

The Employer may terminate the executive’s employment for “cause” (as defined in the Employment Agreement), in which event the executive would have no right to receive compensation or other benefits for any period after his termination of employment except for the executive’s accrued benefits. Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits. If the executive’s employment is terminated by the Employer without cause or if the executive voluntarily resigns for “good reason” (as defined in the Employment Agreement), the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to three times (two times for Messrs. Lundblad and Smith) the executive’s annual base salary and the average cash bonus and other cash incentive compensation earned by the executive with respect to the three calendar years immediately preceding the year of termination. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of three years (two years for Messrs. Lundblad and Smith) or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer shall reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement shall continue until the earlier of the expiration of three years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment.

In the event of a “change in control” (as defined in the Employment Agreements) of the Employer followed within two years by the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason, the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to three times (two times for Messrs. Lundblad and Smith) the executive’s annual base salary and the average cash bonus and other cash incentive compensation earned by the executive with respect to the three calendar years immediately preceding the year of termination. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of three years (two years for Messrs. Lundblad and Smith) or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer shall reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement shall continue until the earlier of the expiration of three years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the Employment Agreement in connection with a change in control of the Employer, the executive would receive either: (1) all the payments and benefits to which the executive is entitled under the Employment Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to the executive.

Upon termination of the executive’s employment, the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Employer for a period of eighteen (18) months (one year for Messrs. Lundblad and Smith) following his termination of employment. The Employment Agreements also include provisions protecting the Employer’s confidential business information.

Deferred Compensation Agreements

LINKBANK entered into deferred compensation agreements (collectively, the “Deferral Agreements”) with Carl Lundblad and Brent Smith. The purpose of the Deferral Agreements is to provide Messrs. Lundblad and Smith with retirement benefits and tax-planning opportunities, including a performance-based employer contribution.

Under the Deferral Agreements, Messrs. Lundblad and Smith may annually elect to defer the payment of a portion of their base salary and/or bonus by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. Benefits under the Deferral Agreements will be paid to the executives upon termination of employment after “normal retirement age,” upon “early termination,” or upon a “disability” (as each terms are defined in the Deferral Agreements) prior to normal retirement age. Benefits will be distributed in 180 monthly installments if termination of employment occurs after normal retirement age or 120 monthly installments upon the occurrence of an early termination or disability, with the payment commencing in the month following the payment event. In addition to any deferrals, LINKBANK will make a contribution to the executive’s deferral account until the earliest of termination of employment, normal retirement age, disability or death of the executive, in an amount up to 15% of base salary based on the Company’s operating return on assets (as defined in the Deferral Agreements). The executive’s deferral account will be credited with interest at a rate equal to the crediting rate (as defined in the Deferral Agreements). In the event of a change in control (as defined in the agreements), followed within 24 months by a separation from service prior to the executive’s normal retirement age (as set forth in the agreements), the executive will receive a benefit equal to the executive’s deferral account balance and, effective as of November 1, 2025, an additional amount equal to the executive’s annual base salary as of the date of the change in control. The benefit will be paid in 180 substantially equal installments, commencing on the later of (i) the month following the date the executive attains normal retirement age or (ii) the sixty-first month following the executive’s separation from service.

Supplemental Executive Retirement Plan Agreement

On October 28, 2021, LINKBANK entered into a supplemental executive retirement plan agreement (the “Samuel SERP”) with Mr. Samuel to provide certain benefits upon retirement or other termination of employment. The Samuel SERP, as amended, provides that upon Mr. Samuel’s separation from service (as defined in the Samuel SERP) after normal retirement age (age 70), Mr. Samuel will be entitled to an annual benefit in the amount of $600,000, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. In the event of a separation from service prior to normal retirement age, except when such separation from service is an involuntary termination (as defined in the Samuel SERP) or termination for good reason (as defined in the Samuel SERP) occurring within two years after a change in control (as defined in the Samuel SERP) or a termination for cause (as defined in the Samuel SERP), Mr. Samuel will be entitled to a reduced benefit, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. If a change in control (as defined in the Samuel SERP) occurs, followed within twenty-four (24) months by an involuntary termination or termination for good reason prior to normal retirement age, the executive will be entitled to an annual benefit in the amount of $600,000, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service.

Split Dollar Life Insurance Plan

Pursuant to a Split Dollar Life Insurance Plan, each of the participating officers of LINKBANK is entitled to certain life insurance coverage in connection with certain bank-owned life insurance purchased by LINKBANK. If a participating officer dies prior to a separation from service to LINKBANK, then such officer’s designated beneficiary shall be entitled to receive the lesser of $100,000 or the net death proceeds under the purchased policy, after subtracting the greater of the policy’s cash surrender value or the aggregate premiums paid by LINKBANK. Messrs. Samuel, Lundblad and Smith are participants in the Split Dollar Life Insurance Plan.

2019 Equity Incentive Plan

The LINKBANCORP, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) permitted the Company to grant stock options to its officers, employees, and directors. There were 450,000 shares of common stock authorized for issuance under the 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan is administered by the members of the Company’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2019 Equity Incentive Plan. Under the 2019 Equity Incentive Plan, the exercise price of stock options may not be less than the fair market value on the date the stock option is granted. As of December 31, 2024, options for 352,000 shares were outstanding at a weighted average per share exercise price of $10.27, of which 334,000 have vested. As of December 31, 2024, no shares remain available for grant under the 2019 Equity Incentive Plan.

2022 Equity Incentive Plan

The LINKBANCORP, Inc. 2022 Equity Incentive Plan (“2022 Equity Incentive Plan”) permits the Company to grant stock options, restricted stock awards, and restricted stock units to its officers, employees, and directors. The 2022 Equity Incentive Plan is administered by the members of the Company’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2022 Equity Incentive Plan. Up to 475,000 shares of Company common stock were authorized for issuance pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units under the 2022 Equity Incentive Plan. For a non-employee director, the sum of the grant date fair value of equity awards granted under the 2022 Equity Incentive Plan, including stock options, restricted stock and restricted stock units may not exceed $50,000 for any calendar year. An employee may not: (i) receive a grant of more than 30,000 stock options during any calendar year, and (ii) the sum of the grant date fair value of restricted stock and restricted stock units may not exceed $500,000 for any calendar year. Under the 2022 Equity Incentive Plan, the exercise price of stock options may not be less than the fair market value on the date the stock option is granted. As of December 31, 2024, 47,300 shares remain available for grant under the 2022 Equity Incentive Plan.

2022 Employee Stock Purchase Program

The Company adopted the LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), which was approved by shareholders in May 2022. The ESPP enables eligible employees to purchase common stock through payroll deductions. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code and its regulations. Up to 475,000 shares of common stock, subject to adjustments, may be issued under this ESPP. The Compensation Committee may limit a participant’s purchase to a specific number of shares or to a specific percentage of compensation; provided that in no event may a participant elect to purchase shares of common stock of the Company with a fair market value in excess of $25,000. As of December 31, 2024, 51,693 shares were purchased, and 423,307 shares remain available for grant under the ESPP.

Policies and Practices Related to the Grant of Stock Options

The Compensation Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding or one business after the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation. The Company did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year End

The following table shows stock options outstanding and unvested restricted stock awards and restricted stock units for each named executive officer as of December 31, 2024.

		Option Awards				Restricted Stock Awards		Restricted Stock Units
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)(2)	Market Value of Shares That Have Not Vested ($)(3)	Number of Units That Have Not Vested (#)(4)	Market Value of Units That Have Not Vested ($)(5)
Andrew Samuel	10/21/2019	40,000	—	10.00	10/21/2029	—	—	—	—
	8/31/2023	—	—	—	—	12,800	$95,744	—	—
	5/23/2024	—	—	—	—	—	—	16,000	$119,680
Carl Lundblad	6/14/2019	30,000	—	10.00	06/14/2029	—	—	—	—
	8/31/2023	—	—	—	—	8,000	$59,840	—	—
	5/23/2024	—	—	—	—	—	—	10,000	$74,800
Brent Smith	6/14/2019	40,000	—	10.00	06/14/2029	—	—	—	—
	8/31/2023	—	—	—	—	6,400	$47,872	—	—
	5/23/2024	—	—	—	—	—	—	8,000	$59,840

(1)

The options vest annually on each anniversary of the grant date in equal installments over 5 years. Vesting may be accelerated under certain conditions or at the discretion of the Company’s Compensation Committee.

(2)

The restricted stock awards vest annually on each anniversary of the grant date in equal installments over 5 years. Vesting may be accelerated under certain conditions or at the discretion of the Company’s Compensation Committee.

(3)	Market value is calculated on the basis of $7.48 per share, which was the closing sales price for our common stock as reported on the Nasdaq Capital Market on December 31, 2024.
(4)

The restricted stock units vest annually on each anniversary of the grant date in equal installments over 3 years. Vesting may be accelerated under certain conditions or at the discretion of the Company’s Compensation Committee.

(5)	Market value is calculated on the basis of $7.48 per share, which was the closing sales price for our common stock as reported on the Nasdaq Capital Market on December 31, 2024.

Director Compensation

The following table sets forth for the year ended December 31, 2024 certain information as to total compensation paid to non-employee directors and certain employee directors who are not Executive Officers. Messrs. Samuel and Breda did not receive any additional compensation for service on the Boards of Directors of the Company or LINKBANK.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)(1)	All Other Compensation ($)	Total ($)
Jennifer Delaye	30,000	13,160	—	43,160
Anson Flake	30,000	13,160	—	43,160
George Parmer	32,500	13,160	—	45,660
Debra Pierson	22,500	13,160	—	35,660
Diane Poillon	30,000	13,160	—	43,160
William E. Pommerening	32,500	13,160	—	45,660
William L. Jones, III	32,500	13,160	—	45,660

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)(1)	All Other Compensation ($)	Total ($)
David H. Koppenhaver	32,500	13,160	—	45,660
Joseph C. Michetti, Jr	35,000	13,160	—	48,160
Kristen Snyder	30,000	13,160	—	43,160
Steven I. Tressler	30,000	13,160	—	43,160
Mona Albertine	30,000	13,160	—	43,160
Michael Clarke	30,000	13,160	—	43,160
David Doane	30,000	13,160	—	43,160
Lloyd Harrison, III	30,000	13,160	—	43,160
Jeffrey Turner(2)	2,500	—	—	2,500
John Breda(3)	—	—	449,836	449,836
Kenneth Lehman	30,000	13,160	—	43,160
George Snead	30,000	13,160	—	43,160
James Tamburro	30,000	13,160	—	43,160
Robert Wheatley	30,000	13,160	—	43,160

(1)

In accordance with FASB ASC Topic 718, the reported amount is the grant date fair value. The assumptions used in the calculation of the amount shown is included in footnote 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. As of December 31, 2024, Directors Delaye, Flake, Parmer, Pierson, Poillon, Pommerening, Jones, Koppenhaver, Michetti, Jr., Snyder and Tressler each held 2,000 shares of restricted stock. As of December 31, 2024, Directors Delaye, Flake, Parmer, Pierson, Poillon and Pommerening each held options to purchase 5,000 shares.

(2)	Mr. Turner retired from the board as of January 31, 2024.
(3)

Mr. Breda does not receive separate compensation as a director but does receive compensation as an employee pursuant to his employment agreement with the Company and LINKBANK, effective November 30, 2023, which for the year ended December 31, 2024 included a base salary of $359,869 and a bonus of $89,967.

Director Fees

Non-employee directors who attend at least 75% of all regular board and committee meetings are entitled to receive an annual cash retainer of $30,000; Chairs of the Compensation, Risk, Nominating and Corporate Governance and Audit Committees are entitled to an additional $2,500 annual cash retainer. Mr. Michetti, as Chair of the Company’s Board of Directors, receives an additional $5,000 annual cash retainer. These cash fees are paid quarterly.

Directors Deferred Compensation Agreements

Directors Koppenhaver and Michetti are each party to deferred compensation agreements with LINKBANK wherein the director may elect to defer a percentage of fees and compensation received and such deferral will accrue interest equal to one hundred fifty percent (150%) of the average one-year Treasury instrument for the plan year. The participants are always 100% vested in the amount they defer. The director is entitled to receive a distribution from the director’s deferred account upon death, termination of service or reaching age sixty-five, in the manner elected in a previously executed election form.

Employment Agreement with John Breda

Pursuant to the employment agreement with the Company and LINKBANK, dated February 22, 2023, that became effective on November 30, 2023 in connection with the completion of the transactions under the Partners

Merger Agreement, John Breda became employed as Market CEO, Maryland/Delaware for LINKBANK. The initial term of the agreement is through June 30, 2026, unless terminated earlier pursuant to the terms of the employment agreement. Under the agreement, Mr. Breda receives an annual base salary of $360,000, plus any raises approved by the Boards of Directors of the Company and LINKBANK. Mr. Breda is also eligible to receive bonuses as the Company and LINKBANK may, in their sole discretion, deem appropriate, a $1.0 million life insurance policy, a vehicle allowance of $750 per month, and other vacation and leave, health, disability and other insurance policies as the Company and LINKBANK may determine appropriate, and expense reimbursement benefits (including club membership fees).

In consideration for terminating his prior employment agreement with Partners and The Bank of Delmarva and entering into the employment agreement with the Company and LINKBANK, Mr. Breda is entitled a bonus in the amount of $1,237,939, payable in three equal installments of $412,646, with the first installment paid on November 30, 2023 and the second and third installments payable on the first and second annual anniversaries thereof, regardless of whether Mr. Breda is employed by the Company or LINKBANK on each installment payment date. In the event of Mr. Breda’s death, any unpaid bonus installment will be immediately payable to his surviving spouse, or, if none, to his estate.

If a “change in control” (as defined in the employment agreement) occurs and Mr. Breda terminates his employment with the Company and LINKBANK for “good reason,” or Mr. Breda’s employment is involuntarily terminated by the Company and LINKBANK without “cause,” in each case as such term is defined in the employment agreement, and in each case within two years following the change in control, subject to Mr. Breda signing (and not revoking) a release, Mr. Breda would be entitled to receive his accrued benefits (as such term is defined in the employment agreement) plus a lump sum payment equal to the greater of (a) the sum of (i) his unpaid base salary through June 30, 2026 and (ii) the average cash bonus and other cash incentive compensation earned by him with respect to the three calendar years immediately preceding the year of termination, or (b) the sum of (i) his annual base salary and (ii) his average cash bonus and other cash incentive compensation earned by him with respect to the three calendar years immediately preceding the year of termination, which shall be paid to him within sixty (60) days following the date of his termination of employment. In addition, Mr. Breda would be eligible to receive continuation of all life, disability, medical insurance, and other normal health and welfare benefits for earlier of one (1) year from the date of termination or until he secures substantially similar benefits through other employment. In the event that Mr. Breda’s employment is involuntarily terminated by the Company and LINKBANK without “cause” or Mr. Breda resigns for “good reason” in each case other than within two years following a change in control, he would be entitled to receive the same benefits and compensation as outlined above, subject to Mr. Breda signing (and not revoking) a release.

The employment agreement provides that the above payments, in the event they would constitute an excess parachute payment under Code Section 280G of the Code and provided that it would be economically advantageous to Mr. Breda, will be reduced to an amount expressed in present value (but not below zero) which maximizes the aggregate present value of payments under Mr. Breda’s employment agreement without causing any payment to be subject to taxation under Section 4999 of the Code.

The employment agreement contains customary restrictive covenants, including perpetual confidentiality and nondisclosure requirements, as well as prohibitions against competition with the Company and LINKBANK and against solicitation of the entities’ customers and employees, both during the employment term and ending on (i) the second anniversary of the effective date of termination of employment if termination of employment occurs on or before December 31, 2025, or (ii) the first anniversary of the effective date of the termination of employment if termination of employment occurs on or after January 1, 2026.

Harrison Separation and Non-Competition Agreement

Pursuant to the Separation and Non-Competition Agreement with LINKBANK, dated April 19, 2023, that became effective on November 30, 2023 in connection with the completion of the transactions under the Partners

Merger Agreement, Lloyd Harrison’s employment and employment agreement with Partners and Virginia Partners Bank terminated. Upon termination of employment, he became entitled to a payment of $1,579,923 (the “restrictive covenant payment”), payable in three equal installments of $526,641, in exchange for entering into and complying with the one-year non-competition and non-solicitation restrictive covenants contained in his agreement. The first installment of the restrictive covenant payment was made within sixty days following November 30, 2023, the effective date of the merger, following Mr. Harrison’s execution of a general release of claims in favor of the Company and LINKBANK, and second and third installments payable on the first and second anniversaries of the effective date, respectively. Mr. Harrison’s agreement also provides that in the event he breaches any of the covenants contained in his agreement within one year following the termination of his employment, LINKBANK may recover any portion of the restrictive covenant payment paid to him.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, all of the Bank’s loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2024, and were made in compliance with federal banking regulations.

On September 30, 2020, LINK completed a $20.0 million private placement of Fixed-to-Floating Rate Subordinated Notes due 2030. The notes have a maturity date of October 1, 2030 and will initially bear interest at a fixed rate of 5.0% until October 1, 2025. From October 1, 2025 to the stated maturity date or early redemption date, the interest rate will reset semi-annually to an annual floating rate equal to the then-current three-month term Secured Overnight Financing Rate (SOFR) plus a spread of 475 basis points, but no less than 5.0%. The investors in the notes included Derry Management, Inc., which purchased $2 million in principal amount of the notes, and Residential Warranty Company LLC, which purchased $17 million in principal amount of the notes. George Parmer, a director of LINK, is the President and owner of each of the foregoing entities.

On April 8, 2022, LINK completed a $20.0 million private placement of Fixed-to-Floating Rate Subordinated Notes due 2032. The notes have a maturity date of April 15, 2032 and will initially bear interest at a fixed rate of 4.5% up to but excluding April 15, 2027. From and including April 15, 2027 to the stated maturity date or early redemption date, the interest rate will reset quarterly to a floating rate equal to the then-current three-month term Secured Overnight Financing Rate (SOFR) plus a spread of 203 basis points. The investors in the notes included Residential Warranty Company LLC, which purchased $7 million in principal amount of the notes. George Parmer, a director of LINK, is the President and owner of Residential Warranty Company LLC.

Other than the loans and the transactions described above, LINK and the Bank have not entered into any transactions since January 1, 2023 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Pursuant to the Company’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with directors, executive officers, and their family members, for the purpose of determining whether the transactions are within the policies and should be ratified and approved.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the years ended December 31, 2024 and 2023 was S.R. Snodgrass, P.C. The Audit Committee of LINK has approved the engagement of S.R. Snodgrass, P.C. to be the Company’s independent registered public accounting firm for the year ending December 31, 2025, subject to the ratification of the engagement by shareholders. A representative of S.R. Snodgrass, P.C. is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the engagement of S.R. Snodgrass, P.C. is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of LINK and its shareholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by S.R. Snodgrass, P.C. during the years ended December 31, 2024 and 2023 respectively.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Audit Fees	$297,446	$309,341
Audit-Related Fees	$—	$—
Tax Fees	$25,756	$12,021
All Other Fees	$—	$—

Audit Fees. During the years ended December 31, 2024 and 2023, the aggregate fees billed to the Company for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of financial statements included in the Company’s Form S-4 filed with the Securities and Exchange Commission, and consents associated with the Form S-4, Form S-8 and related amendments, and for limited review of quarterly consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission and services that are normally provided in connection with the Company’s engagement, were $297,446 and $309,341, respectively.

Audit Related Fees. There were no audit related fees billed during the years ended December 31, 2024 and 2023, respectively.

Tax Fees. The aggregate fees billed to the Company for professional services rendered for tax preparation, tax consultation and tax compliance were $25,756 and $12,021 during the years ended December 31, 2024 and 2023, respectively.

All Other Fees. There were no other fees billed during the years ended December 31, 2024 and 2023, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered and services performed in connection with the Company’s merger with Partners Bancorp, as contemplated in the Partners Merger Agreement was compatible with maintaining the independence of S.R. Snodgrass, P.C. The Audit Committee concluded that performing such services did not affect the independence of S.R. Snodgrass, P.C. in performing its function as the Company’s independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All fees described above were approved as part of the Company’s engagement of S.R. Snodgrass, P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF S.R. SNODGRASS, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL III—APPROVAL OF THE LINKBANCORP, INC.

2025 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, the LINKBANCORP, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan” or “2025 Plan”) to provide the Company with sufficient equity compensation to meet the objectives of appropriately incentivizing our officers, other employees, directors, and certain service providers in order to execute on our strategic plan to build shareholder value, while providing appropriate shareholder protections. Upon shareholder approval of the 2025 Equity Incentive Plan, the Company will no longer make grants under the LINKBANCORP, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). Awards outstanding under the 2022 Plan will continue to remain outstanding and subject to the terms and conditions of the 2022 Plan.

Best Practices

The 2025 Equity Incentive Plan reflects the following equity compensation plan best practices:

•	Limits the maximum number and value of shares that may be issued to any one employee or non-employee director in any calendar year.

•

Provides for a minimum vesting requirement of one year for at least ninety-five percent of equity-based awards, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control;

•	Prohibits grants of stock options with a below-market exercise price.

•	Prohibits repricing of stock options and cash buyout of underwater stock options without prior shareholder approval.

•

Provides that no cash dividends shall be paid with respect to any restricted stock awards, or with respect to dividend equivalent rights on restricted stock units, unless and until the participant vests in the underlying award.

•	Does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grant.

•	Does not contain a liberal change in control definition.

•	Requires “double trigger” vesting of awards upon a change in control.

•	Does not contain an evergreen (automatic share replenishment) feature.

•	Awards under the Plan are subject to the Company’s clawback policies, as well as the Company’s trading policy restrictions and anti-hedging/pledging policy restrictions.

Why We Believe You Should Vote for this Proposal

The Company believes that equity awards constitute an important component in a balanced, comprehensive compensation program. Many of the companies with which we compete with for officers, employees and directors offer equity compensation as part of their overall compensation programs. By approving the 2025 Equity Incentive Plan, our shareholders will provide us the flexibility we need to continue to attract, motivate and retain highly-qualified officers, employees and directors by offering a competitive compensation program with a component linked to the performance of our Common Stock and, therefore, aligned with the interests of our shareholders.

We currently maintain the 2022 Equity Incentive Plan, which was adopted in May 2022 and authorized up to 475,000 shares of Company stock for issuance. Subsequent to adoption of the 2022 Plan, the Company completed a merger with Partners Bancorp in November 2023, which more than doubled the number of

Company shares outstanding and significantly increased the number of eligible participants in the 2022 Plan. Additionally, in November 2023, certain equity awards were granted in connection with the Partners merger in order to ensure the retention and engagement of market leaders critical to the success of the combined institution. As a result, as of December 31, 2024, just 47,300 shares remain available for grant under the 2022 Plan. The Board of Directors has determined that the number of shares of common stock currently available under the 2022 Plan is not sufficient in view of our compensation structure and strategy. If the 2025 Plan is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with compensation alternatives payable in cash would also increase our cash compensation expense and unnecessarily reduce available cash that could be more effectively utilized for business purposes.

The Board of Directors, through its Compensation Committee, has evaluated current practices of financial institutions in our marketplace related to equity plan design and equity grant practices. The Company has also evaluated its strategic plan and believes the 2025 Equity Incentive Plan is appropriately designed to allow the Company to meet its objectives.

Determination of Shares Available under the 2025 Equity Incentive Plan. In determining the number of shares to request for approval under the 2025 Equity Incentive Plan, the Compensation Committee considered and evaluated a number of factors, including, without limitation, recent equity award usage and “burn rate,” potential full dilution to shareholders, and the expected plan duration.

The Company recognizes that equity compensation awards dilute shareholder equity. Accordingly, the Company has carefully managed equity award grant practices. The Company’s historical share usage has been responsible, mindful of shareholder interests and consistent with industry standards.

The Company also recognizes that the approval of this proposal will result in additional shares of Company common stock becoming available for issuance under the 2025 Equity Incentive Plan, and potential dilution or “overhang” for shareholders. As commonly calculated, the potential overhang resulting from the approval of the proposal would be approximately 4.64%. This overhang is calculated as follows as of December 31, 2024:

(a) Share reserve increase for 2025 Plan subject to shareholder approval	1,100,000
(b) Shares underlying stock options outstanding under existing plans (including options assumed in connection with mergers)	591,791
(c) Shares underlying unvested restricted stock units outstanding under existing plans	125,000
(d) Shares available for future issuances under existing plans (assuming approval of the 2025 Plan)	0
(e) Total shares requested, underlying or available for awards (a+b+c+d)	1,816,791
(f) Total shares of Company common stock outstanding (1)	37,377,342
(g) Basic diluted overhang (e/(e+f))	4.64%

(1)Includes	384,724 shares of restricted stock granted under existing plans, 116,641 of which have vested.

With the new share request, the total plan reserve under the 2025 Plan has an expected duration of approximately 4 years, based on the Company’s 3-year average grant practices.

How We Intend to Administer the Plan. The Company believes that equity awards are an important feature of a comprehensive performance-driven employee compensation program. Accordingly, we promote broad participation in equity compensation plans, including not only directors, executive officers and other senior leaders, but also high-performing employees at any level. We believe that such awards are an effective tool for employee engagement and motivation by offering an additional stake in the Company’s performance over time. By way of example demonstrating this principle, in 2024, approximately 56% of shares subject to equity awards granted under the 2022 Plan were to non-executive employees, compared to approximately 16% to named executive officers, 11% to other executives and 17% to non-employee directors.

2025 Equity Incentive Plan Highlights

The following summarizes the key features of the 2025 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2025 Equity Incentive Plan, attached hereto as Appendix A. Unless indicated otherwise, capitalized terms are defined in the 2025 Equity Incentive Plan.

Key Attribute	Feature	Discussion

Equity Award Types	Stock Options, Restricted Stock and Restricted Stock Units.	The Plan provides the Company with equity award types predominately used in the marketplace to provide flexibility in meeting its compensation objectives.

Vesting Period	The Compensation Committee will determine the vesting schedule or performance criteria for each Award. At least 95% of the Awards under the Plan will vest no earlier than one year after the grant date.	While the Compensation Committee may set the vesting schedule or conditions. The Compensation Committee views equity awards as a longer-term compensation element.

Prohibition Against Stock Option Repricing	Neither the Compensation Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a Stock Option previously granted under the Plan, except in the event of certain corporate transactions set forth in the 2025 Equity Incentive Plan (including stock splits, and stock dividends) or adjustments approved by the Company’s shareholders.	The Compensation Committee believes that repricing Stock Options is contrary to the objectives of Stock Options and would not be in alignment with the interest of shareholders.

Dividends on Restricted Stock Awards and Dividend Equivalent Rights on Restricted Stock Units	Dividends paid on Restricted Stock Awards and dividend equivalent rights paid on Restricted Stock Units subject to time-based vesting or performance-based vesting will not be paid while awards are unvested and shall only be distributed to a participant upon the vesting date of such Restricted Stock Awards or settlement of Restricted Stock Unit, as	The Compensation Committee believes that the timing of dividend payments is appropriately aligned with the interests of shareholders.

Key Attribute	Feature	Discussion
applicable. If the Award does not vest, the participant will not receive such dividends.

Acceleration of Vesting - Termination of Service due to Death and Disability	Unless otherwise specified by the Compensation Committee, Awards vest upon a participant’s termination of service due to death or Disability and Stock Options remain exercisable for one year.	The Compensation Committee believes that recognizing participant contributions and vesting Awards upon death and Disability is appropriately aligned with the interests of shareholders.

Acceleration of Vesting - Termination of Service for Cause or resignation for any reason (except death, Disability or following a Change in Control)

Unless otherwise specified by the Compensation Committee, no Awards will vest upon a participant’s termination for cause or a voluntary resignation for any reason (except death or disability).

Generally, all vested Stock Options remain exercisable for three months from the date of termination of service due to a resignation for any reason (except death or disability, in which case they will remain exercisable for one year).

Upon a termination for cause, all unvested Awards, including unexercised Stock Options, will be forfeited.

The Compensation Committee believes that acceleration of vesting following a termination of service for reasons other than death, disability, or in certain instances following a Change in Control is not appropriately aligned with the objectives of the 2025 Equity Incentive Plan or the interests of shareholders.

Acceleration of Vesting - Committee Discretion	Vesting of Awards may be accelerated by the Compensation Committee, at its discretion, except that the Compensation Committee may not accelerate the vesting of any Award within the first year following the date of grant.	The Compensation Committee determined that discretion to accelerate awards is important to allow the Company to respond to employment-related matters or other unforeseen circumstances that could warrant consideration of acceleration.

Acceleration of Vesting - Termination of Service without Cause or Resignation for Good Reason following a Change in Control (i.e., an Involuntary Termination of Service)

Unless otherwise specified by the Compensation Committee:

All unvested service-based Awards will vest upon an Involuntary Termination of Service following a Change in Control. Stock Options will remain exercisable for one year following an Involuntary Termination of Service following a Change in Control.

All Performance Awards will vest upon an Involuntary Termination of Service following a Change in

The Compensation Committee determined that a “double trigger” vesting acceleration in connection with a Change in Control is appropriate in providing the Company with a meaningful retention tool as an independent company, and any future acquirer with the ability to appropriately manage human resources during any merger integration.

Key Attribute	Feature	Discussion
Control based on the greater of actual performance or at the target level.

Share Limitations, Freezing of equity grants under the Plan

The maximum number of shares of stock that may be delivered to participants under the Plan is 1,100,000 shares.

As of April 4, 2025 2025 (the latest practicable date before the printing of this Proxy Statement) the closing price of the Company’s Common Stock, as reported on NASDAQ, was $6.55.

If shareholders approve the 2025 Equity Incentive Plan, the Company will not make any more grants under the 2022 Plan; the 2022 Plan will be frozen and equity awards that would otherwise be available for grant under that Plan will not be granted. The Compensation Committee will continue to administer outstanding grants under the 2022 Plan.

The Compensation Committee evaluated a number of factors in determining the appropriate plan size, including past grant practices, the grant practices of peer community banks, the shareholder value transfer to participants, and publications of proxy advisors.

Limitation of Grants to Non-Employee Directors	The sum of the grant date fair value of equity awards granted to any one non-employee director under the 2025 Equity Incentive Plan, including Stock Options, Restricted Stock and Restricted Stock Units may not exceed $50,000 for any calendar year.	The Compensation Committee believes it is important to provide calendar year plan limitations of grant date fair value to participants.

Limitation of Grants to Employees	The sum of the grant date fair value of Restricted Stock and Restricted Stock Units granted to any one employee under the 2025 Equity Incentive Plan, may not exceed $500,000 for any calendar year, and the maximum number of shares subject to Stock Options granted to any one employee is 30,000 for any calendar year.	The Compensation Committee believes it is important to provide calendar year plan limitations of grant date fair value to participants.

Recycling of Equity Awards	Only forfeited and expired Awards are available for reissuance under the Plan.	The Compensation Committee believes that conservative recycling of equity awards is an important provision in the 2025 Equity Incentive Plan and

Key Attribute	Feature	Discussion
properly aligns with the interests of shareholders.

Automatic Exercise of Stock Options	At the Compensation Committee’s discretion, Stock Options that are exercisable but unexercised as of the day immediately before their expiration date may be automatically exercised on behalf of a participant, in accordance with procedures established by the Compensation Committee.	The Compensation Committee believes that providing for an automatic exercise is in the best interest of the Company and participants and provides for an efficient mechanism to exercise Stock Options.

Clawback of Equity Awards	The 2025 Equity Incentive Plan provides for a number of forfeiture events including termination for cause, violation of material policies of the Company, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and any clawback policy of the Company.	The Compensation Committee believes it is necessary to maintain strong clawback provisions for equity awards.

Holding Period Required	The Compensation Committee may require participants to hold a vested Award or Common Stock received upon exercise of a Stock option until the later of (i) 12 months or (ii) the date the individual meets the minimum ownership requirements (if any) applicable to that individual, except in the event of death, Disability, Involuntary Termination following a Change in Control, or, in general, if shares of Stock are withheld to satisfy tax withholding.	The Compensation Committee believes that a required holding period is appropriately aligned with the interests of shareholders.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2024, about common stock that may be issued upon exercise of options under stock-based benefit plans maintained by the Company, as well as the number of securities available for issuance under equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2019 Equity Incentive Plan	352,000	$10.27	—
2022 Equity Incentive Plan	215,100	$7.57	47,300
Equity compensation plans not approved by security holders	—	$—	—
Total	567,100	$—	47,300

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2025 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value. Participants will be able to exercise voting rights with respect to unvested restricted stock awards.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Dividend Equivalent Rights. The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the 2025 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by LINKBANCORP, Inc.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2025 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2025 Equity Incentive Plan.

By Accounting Treatment

Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).

Awards to be Granted

The Board of Directors adopted the 2025 Equity Incentive Plan, and the Compensation Committee intends to meet after shareholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards. As of April 4, 2025, 2025, there were 19 non-employee directors and approximately 320 employees eligible to receive awards under the 2025 Equity Incentive Plan.

Vote Required and Board Recommendation

The affirmative vote of a majority of votes cast on the proposal is required for approval of the 2025 Equity Incentive Plan. If the shareholders fail to approve the 2025 Equity Incentive Plan, the 2025 Equity Incentive Plan will not be adopted, and the Company may not be able to continue to incentivize employees with equity awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LINKBANCORP, INC. 2025 EQUITY INCENTIVE PLAN

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposals of stockholders intended to be submitted at the 2026 Annual Meeting of Shareholders under SEC Rule 14a-8 must be received by LINK no later than December 19, 2025 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8.

Under SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to LINK’s annual meeting of shareholders to be held in 2026 must give LINK notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 23, 2026.

In addition to the requirement set forth under SEC Rule 14a-19, under LINK’s bylaws, if you wish to nominate a director or bring other business before the 2026 annual meeting of shareholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to the Secretary of LINK; and (iii) your notice must contain specific information required in Section 2.5 of LINK’s bylaws. To be timely, a shareholder’s notice to the Secretary of LINK must be delivered to or mailed and received at LINK’s principal executive offices between January 28, 2026 and February 27, 2026, or, if the 2026 annual meeting of shareholders is called for a date that is not within 30 days of May 28, 2026, a shareholder’s notice must be received no later than 10 days following the date on which public announcement of the date of the 2026 annual meeting of shareholders is first made.

If the Company is not notified of a matter to be brought before the 2026 Annual Meeting between January 28, 2026 and February 27, 2026, then the proxy may provide discretionary authority to the Board of Directors of the Company to vote against such matter.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company’s 2024 Annual Report on Form 10-K has been made available to all shareholders of record as of April 4, 2025. Any shareholder may obtain a copy of the 2024 Annual Report on Form 10-K through the Company’s website, by calling or writing the Company at the address below.

BY ORDER OF THE BOARD OF DIRECTORS

Melanie L. Vanderau
Corporate Secretary

Camp Hill, Pennsylvania

April 17, 2025

Appendix A

LINKBANCORP, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this LINKBANCORP, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of LINKBANCORP, Inc. (the “Company”), and its Subsidiaries, including LINKBANK (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of the Plan, no further awards shall be granted under the LINKBANCORP 2022 Equity Incentive Plan (the “2022 Equity Plan”), which shall remain in existence solely for the purpose of administering outstanding grants under the 2022 Equity Plan.

Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees, Directors and Service Providers.

Section 1.4 Definitions. Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non- Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.

(d) Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award.”

Section 2.2 Stock Options.

(a) Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions for vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.

(b) Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c) Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without stockholder approval.

(d) Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means.

(e) Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3. Restricted Stock Awards.

(a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4 Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i) A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.

(ii) Restricted Stock Units may be granted as Performance Awards.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v) No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with an Involuntary Termination at or following a Change in Control as set forth in Article 4.

Section 2.6 Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with,

Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2 1⁄2 months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a) Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

(c) Upon Termination of Service on account of Disability or death, all Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole and partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.

(d) In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and all Stock Options that have not vested as of as of the date of Termination of Service due to Retirement shall expire and be forfeited. In the event of Termination of Service due to Retirement, all Restricted Stock Awards and Service-based Restricted Stock Units that have not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited and all 0Restricted Stock Units that vest based on the achievement of performance targets shall vest, pro-rata, at the end of the applicable performance period, assuming achievement at target or better, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level), by (ii) a fraction, the numerator of which is the number of whole and partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

(e) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(f) Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

Section 2.8. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 - Shares Subject to Plan

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,100,000 shares of Stock, and shall be subject to adjustment as provided herein. Subject to the limitations set forth in this Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options. The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided herein and in Section 3.4. As of the Effective Date, no further grants will be made under the 2022 Equity Plan.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3. Limitations on Grants to Employees and Directors.

(a) Stock Options – Employees. The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee pursuant to Section 3.2 during any calendar year shall be thirty thousand (30,000) shares.

(b) Restricted Stock Awards, Restricted Stock Units and Performance Awards – Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards, Restricted Stock Units or Performance Awards granted during any calendar year to any one Employee under the Plan shall be a number equal to the quotient of (i) $500,000 divided by (ii) the Fair Market Value of a share of Stock on the date of grant.

(c) Stock Options, Restricted Stock Awards and Restricted Stock Units – Non-Employee Directors. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options, Restricted Stock Awards or Restricted Stock Units granted to any one individual non-Employee Director during any calendar year shall be a number equal to the quotient of (i) $50,000 divided by (ii) the Fair Market Value of a share of Stock for a grant of Restricted Stock Awards or Restricted Stock Units on the date of grant or, for Stock Options, the fair value on the date of grant as determined under applicable accounting standards.

(d) Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4 Corporate Transactions.

(a) General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a) Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b) Upon an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c) Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(d) Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b) A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election.

(c) A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors, or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and Service Providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable state corporate law.

(e) The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, Section 422 with respect to the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of the provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3 Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6 Form and Time of Elections; Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b) Payment in Stock. The Committee may require or permit the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the Commonwealth of Pennsylvania shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s President and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18 Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.

Section 7.19 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20. Awards Subject to Company Clawback Policies and Restrictions.

(a) Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c) Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s Code of Ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

“Good Reason.” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material reduction in Participant’s base salary or base compensation;

(ii) a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii) a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv) in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.8.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total stockholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or Subsidiary, as applicable. “Retirement” with respect to a non-employee Director means the termination of service from the Board(s) of Directors of the Company and any Subsidiary following written notice to such Board(s) of Directors of the non-employee Directors intention to retire. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as a Director or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee or non-employee Director of, or a Service Provider to, the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee, Director or Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee, Director or Service Provider (except as otherwise provided in the Award Agreement).

“Service Provider” means any natural person (other than a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or the Subsidiary and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), or Service Provider, regardless of the reason for such cessation, subject to the following:

(1) The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries. Unless the Committee determines otherwise, an Employee Participant shall not be deemed to have a Termination of Service if such Participant remains in the Service of the Company or a Subsidiary as a Service Provider.

(2) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of

Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) Indications of time of day mean East Coast time;

(f) The word “including” means “including, but not limited to”;

(g) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

0 LINKBANCORP, INC. Proxy for Annual Meeting of Shareholders on May 22, 2025 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Tiffanie Horton and Jermaine Crosson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of LINKBANCORP, Inc. to be held in virtual meeting format, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

May 22, 2025

GO GREEN

052225

1. Election of Directors:

NOMINEES:	FOR	AGAINST	ABSTAIN
Andrew Samuel	☐	☐	☐
Anson Flake	☐	☐	☐
George Parmer	☐	☐	☐
Debra Pierson	☐	☐	☐
Diane Poillon	☐	☐	☐
William Pommerening	☐	☐	☐
Joseph C. Michetti, Jr.	☐	☐	☐
Kristen Snyder	☐	☐	☐
Michael W. Clarke	☐	☐	☐
Kenneth R. Lehman	☐	☐	☐
Robert C. Wheatley	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF LINKBANCORP, INC. May 22, 2025 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report on Form 10-K, Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26438 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 052225 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR AGAINST ABSTAIN NOMINEES: Samuel FOR AGAINST ABSTAIN Joseph C. Michetti, Jr. Andrew Kristen Snyder Anson George Flake Parmer Michael W. Clarke Kenneth R. Lehman Debra Pierson Robert C. Wheatley Diane Poillon William Pommerening 2. Ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2025. 3. Approval of the LINKBANCORP, Inc. 2025 Equity Incentive Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1 and FOR Proposal 2 AND 3. To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Shareholder Date: Signature of Shareholder Date: Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

ANNUAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

May 22, 2025

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

052225

1. Election of Directors:

NOMINEES:	FOR	AGAINST	ABSTAIN
Andrew Samuel	☐	☐	☐
Anson Flake	☐	☐	☐
George Parmer	☐	☐	☐
Debra Pierson	☐	☐	☐
Diane Poillon	☐	☐	☐
William Pommerening	☐	☐	☐
Joseph C. Michetti, Jr.	☐	☐	☐
Kristen Snyder	☐	☐	☐
Michael W. Clarke	☐	☐	☐
Kenneth R. Lehman	☐	☐	☐
Robert C. Wheatley	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL LINKBANCORP, MEETING OF SHAREHOLDERS INC. OF May 22, 2025 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING—The company will be hosting the meeting live via the Internet this year. To attend the meeting via the COMPANY NUMBER Internet, please visit https://web.lumiconnect.com/230437202 (password: linkbancorp2025) and be sure to have your control number available. ACCOUNT NUMBER GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report on Form 10-K, Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26438 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 052225 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR AGAINST ABSTAIN Andrew NOMINEES: Samuel FOR AGAINST ABSTAIN Joseph C. Michetti, Jr. Kristen Snyder Anson George Flake Parmer Michael W. Clarke Kenneth R. Lehman Diane Debra Poillon Pierson Robert C. Wheatley William Pommerening 2. Ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2025. 3. Approval of the LINKBANCORP, Inc. 2025 Equity Incentive Plan. JOHN SMITH In their discretion, the proxies are authorized to vote upon such other business as may 1234 MAIN STREET properly come before the Annual Meeting. This proxy when properly executed will be voted APT. 203 as directed herein by the undersigned shareholder. If no direction is made, this proxy NEW YORK, NY 10038 will be voted FOR each of the nominees in Proposal 1 and FOR Proposal 2 AND 3. To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of Shareholder Date: Signature of Shareholder Date: Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full